Exhibit 1
                                                                                                                                          EXECUTION COPY

Wisconsin Public Service Corporation

Senior Notes, 3.671% Series Due December 1, 2042

Underwriting Agreement

 November 26, 2012

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Scotia Capital (USA) Inc.
Wells Fargo Securities, LLC
   as Representatives of the
   several Underwriters listed
   on Schedule II hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

Wisconsin Public Service Corporation, a corporation organized under the laws of Wisconsin (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its senior debt securities identified in Schedule I hereto (the “Senior Notes”), to be issued under an Indenture dated as of December 1, 1998, between the Company and U.S. Bank National Association (as successor to Firstar Bank Milwaukee, N.A.), as trustee (the “Senior Trustee”), as amended and supplemented to the date hereof (the “Original Senior Indenture”) and to be further supplemented by the Ninth Supplemental Indenture dated as of  December 1, 2012, creating the series in which the Senior Notes are to be issued (the “Supplemental Indenture to the Senior Indenture”).  The term “Senior Indenture,” as used herein, means the Original Senior Indenture as supplemented by the Supplemental Indenture to the Senior Indenture.  To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters.

Until the Release Date (as defined in the Senior Indenture), the Senior Notes will be secured as to payment of principal and interest by the Company’s First Mortgage Bonds, Collateral Series I (the “Collateral Bonds”), issued under and ratably secured by the First Mortgage and Deed of Trust dated January 1, 1941 between the Company and U.S. Bank National Association (the successor to First Wisconsin Trust Company), as Trustee (the “Mortgage Trustee”), as amended and supplemented to the date hereof (as so amended and supplemented, the “Original Mortgage Indenture”) and to be further supplemented by the 43rd

Supplemental Indenture thereto creating the Collateral Bonds (the “Supplemental Indenture to the Mortgage Indenture”).  The term “Mortgage Indenture,” as used herein, means the Original Mortgage Indenture, as supplemented by the Supplemental Indenture to the Mortgage Indenture.  The Collateral Bonds will be issued, pledged and delivered to the Senior Trustee by the Company concurrently with the issue and delivery of the Senior Notes.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before, in the case of the Registration Statement, the Time of Sale (as defined below), or, in the case of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, the applicable issue date, and any reference herein to the terms “amend”, “amendment” or “supplement” shall be deemed to refer to and include the filing of any document under the Exchange Act after the Time of Sale, with respect to the Registration Statement, or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, that is deemed to be incorporated therein by reference.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “set forth” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, or the Final Prospectus, as the case may be.  Certain terms used herein are defined in Section 19 hereof.

1. Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Filing Status; Filing and Effectiveness of Registration Statement.  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (the file number of which is set forth in Schedule I hereto), including a related base prospectus, for registration under the Act of the offering and sale of the Senior Notes, from time to time, in accordance with Rule 415.  The Company has filed with the Commission such amendments thereto, if any, as may have been required prior to the date hereof.  Such registration statement, if and as amended, has been declared effective by the Commission.  The Company is not and was not an “ineligible issuer,” as defined under Rule 405, at the relevant times specified in the Act in connection with the offering of the Senior Notes.  The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x).

(b) Time of Sale Information.  At or prior to the time when sales of the Senior Notes were first made (the “Time of Sale”), the Company prepared a Preliminary Prospectus, dated November 26, 2012, and each “free-writing prospectus” (as defined pursuant to Rule 405), if any, listed on Annex A hereto.  Such Preliminary Prospectus and the free-writing prospectuses, if any, included on Annex A, are collectively referred to in this Agreement as the “Time of Sale Information.”

(c) Final Prospectus.  Except to the extent the Representatives shall agree in writing to a modification, the Final Prospectus shall be in all substantive respects in the form furnished to you prior to the execution and delivery of this Agreement or, to the extent not completed as of such time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Time of Sale Information) as the Company has advised you, prior to such time, will be included or made therein.

(d) Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.  The Preliminary Prospectus delivered to the Underwriters for use in connection with the offering of the Senior Notes was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.

(e) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact included in the Final Prospectus has been omitted from the Time of Sale Information, and no statement of material fact included in the Time of Sale Information that is required to be included in the Final Prospectus has been omitted therefrom.

(f) Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134, (ii) the Preliminary Prospectus included in the Time of Sale Information, (iii) the Final Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information, and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby)

and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(g) Registration Statement and Final Prospectus.  The Company has not received, and has no notice of, any order preventing or suspending the effectiveness of the Registration Statement or instituting proceedings for that purpose or pursuant to Section 8A of the Act.  On the Effective Date, the Registration Statement complied, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined below), the Final Prospectus (and any supplement thereto) will comply, in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder.  On the Effective Date, at the Time of Sale and on the Closing Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  On the Effective Date and on the Closing Date the Senior Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date thereof and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(h) Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Time of Sale Information, and the Final Prospectus when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Incorporation and Good Standing.  The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin with power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Final Prospectus; the Company has not filed Articles of Dissolution with the Department of Financial Institutions of the State of Wisconsin, and no grounds exist for the Department of Financial Institutions of the State of Wisconsin to dissolve such corporation administratively pursuant to the provisions of the Wisconsin Business Corporation Law; the Company is duly qualified to do business as a foreign corporation and is in good standing or active status as a foreign corporation under the laws of each jurisdiction which requires such qualification; the Company is a “public utility company,” as such term was previously defined in the Public Utility Holding Company Act of 1935, as amended.  The copies of the Company’s articles of incorporation and by-laws incorporated by reference as exhibits to the Company’s most recent Annual Report on Form 10-K are complete and correct as of the date hereof.

(j) Subsidiaries.  The Company has no subsidiaries which, either individually or considered in the aggregate as a single subsidiary, constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(k) Ownership of Common Stock; Capitalization.  All of the Company’s issued and outstanding shares of common stock are owned, beneficially and of record, by Integrys Energy Group, Inc., a Wisconsin corporation (“Integrys”); the Company’s authorized preferred stock is as set forth in the Registration Statement, Time of Sale Information, and Final Prospectus; except as set forth in the Registration Statement, Time of Sale Information and Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests of the Company are outstanding.

(l) Material Contracts.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, Time of Sale Information and Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

(m) Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement, the Supplemental Indenture to the Senior Indenture, the Senior Notes, the Supplemental Indenture to the Mortgage Indenture and the Collateral Bonds (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder, and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(n) Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(o) Senior Indenture.  The Original Senior Indenture has been duly authorized, executed and delivered by the Company; the Supplemental Indenture to the Senior Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Senior Trustee, the Senior Indenture will be a valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law (the “Bankruptcy Exceptions”); the Senior Indenture conforms in all material respects to the description thereof contained in the Final Prospectus.

(p) Senior Notes.  The Senior Notes have been duly authorized by the Company; on the Closing Date, the Senior Notes will have been duly executed by the Company, and when authenticated in accordance with the provisions of the Senior Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Senior Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to the Bankruptcy Exceptions; the Senior Notes conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Final Prospectus.

(q) Mortgage Indenture.  The Original Mortgage Indenture has been duly authorized, executed and delivered by the Company; the Supplemental Indenture to the Mortgage Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Mortgage Trustee, the Mortgage Indenture will constitute a valid and binding instrument, enforceable against the Company in accordance with its terms, except as the same may be limited by the laws of the States of Wisconsin, Michigan and Iowa affecting the remedies for the enforcement of the security provided for therein (which laws do not make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Mortgage Indenture conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Final Prospectus.

(r) Collateral Bonds.  The Collateral Bonds have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the Mortgage Indenture and delivered to the Senior Trustee in the manner provided therein, will have been duly authorized, executed, authenticated and issued and will constitute valid and legally binding obligations of the Company, secured by the lien of, and entitled to the benefits provided by, the Mortgage Indenture, equally and ratably with all other bonds of the Company duly issued and outstanding under the Mortgage Indenture, and will be enforceable against the Company in accordance with their terms, except as the same may be limited by the laws of the States of Wisconsin, Michigan and Iowa affecting the remedies for the enforcement of the security provided for therein (which laws do not make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Collateral

Bonds conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Final Prospectus.

(s) Ownership of Properties.  Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.  The properties of the Company described under Item 2 of the Company’s most recent Annual Report on Form 10-K are owned in fee simple either individually or jointly, as indicated in such annual report, or are held under valid leases, in each case subject only to the lien of the Mortgage Indenture and minor imperfections of titles and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto, and do not materially impair the Company’s operations.

(t) Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Registration Statement, Time of Sale Information and Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(u) Regulatory Approvals.  The Public Service Commission of Wisconsin has duly authorized the issuance and sale by the Company of the Senior Notes and the issuance and pledge of the Collateral Bonds on the terms set forth in the Registration Statement, Time of Sale Information, Final Prospectus and this Agreement, and such authorization is in force and effect and sufficient for the issuance and sale of the Senior Notes to the Underwriters and the issuance and pledge of the Collateral Bonds to the Senior Trustee.  No other consent, approval, authorization, filing with or order of any court or other governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Senior Notes by the Underwriters in the manner contemplated herein and in the Registration Statement, Time of Sale Information and Final Prospectus.

(v) No Conflicts.  The execution and delivery of this Agreement, the Senior Indenture or the Supplemental Indenture to the Mortgage Indenture, the issue and sale of the Senior Notes, the issue and pledge of the Collateral Bonds, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries (or constitute an event which with notice, lapse of time, or both would result in any breach, violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries) pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (other than the lien of the Mortgage Indenture), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(w) Absence of Registration Rights.  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(x) Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, Time of Sale Information and Final Prospectus present fairly the financial condition, results of operations and cash flows of the Company and its consolidated subsidiary as of the dates and for the periods indicated, comply in all material respects with the applicable requirements of the Act and the Exchange Act, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the supporting schedules included or incorporated by reference in the Registration Statement, Time of Sale Information and Final Prospectus present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiary and presents fairly the information shown thereby.  The selected financial data set forth under the caption “Summary Financial Information” in the Registration Statement, Time of Sale Information and Final Prospectus fairly present, on the basis stated in the Registration Statement, Time of Sale Information and Final Prospectus, the information included therein.  The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Final Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto.

(y) Legal Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(z) No Violation or Default.  Neither the Company nor any of its subsidiaries is in violation or default (nor has any event occurred which, with notice, lapse of time, or both would result in a violation or default) of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such violations or defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or

(iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable.

(aa) Independent Accountants.  Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiary and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiary within the meaning of the Act and the applicable published rules and regulations thereunder and under the applicable rules and regulations of the Public Company Accounting Oversight Board.  The Company has complied and will comply with the Act and all applicable regulations under the Act and the Exchange Act with respect to the inclusion of the audit report of Deloitte & Touche LLP in the Company’s most recent Annual Report on Form 10-K and the incorporation by reference of such Annual Report on Form 10-K in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(bb) Taxes.  The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto)).

(cc) No Labor Disputes.  No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(dd) Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which, if successfully denied, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(ee) Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory authorities necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(ff) Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certifications are complete and correct.

(hh) No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Senior Notes.

(ii) Compliance with Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).  Except as set forth in the Registration Statement, Time of Sale Information and Final Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except in such instances which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

(jj) Periodic Review of the Effect of Environmental Laws.  In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(kk) Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or its subsidiaries for employees or former employees of the Company and its subsidiaries has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived.

(ll)           No Material Adverse Effect.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus, there has not been (i) any material adverse change, or any development which, in the Company’s reasonable judgment, is likely to cause a material adverse change, in the business, properties, management or assets described or referred to in the Registration Statement, Time of Sale Information and Final Prospectus, or the results of operations, condition (financial or otherwise), business, management or operations of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company or its subsidiaries, except transactions in the ordinary course of business or disclosed in the Registration Statement, Time of Sale Information and Final Prospectus, (iii) any obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business or disclosed in the Registration Statement, Time of Sale Information and Final Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company or its subsidiaries other than the December 1, 2012 maturity of the Company’s 4.875% Senior Notes and short-term debt of the kind contemplated by the Registration Statement, Time of Sale Information, and Final Prospectus or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than dividends on the Company’s preferred stock in accordance with the terms thereof and return of capital payments on the common stock of the Company that have been declared or paid in order to maintain the Company’s equity at a level consistent with that allowed by the Public Service Commission of Wisconsin; and neither the Company nor any of its subsidiaries has sustained any material loss or interference of its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, Time of Sale Information and Final Prospectus.  Neither the Company nor its subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement, Time of Sale Information, and Final Prospectus.

(mm)           Sarbanes Oxley Compliance.  The Company and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission.

(nn)           No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Senior Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of the Senior Notes set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment.  Delivery of and payment for the Senior Notes shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Senior Notes being herein called the “Closing Date”).  Delivery of the Senior Notes shall be made to the Representatives for the respective accounts of the several Underwriters in the form of one or more global notes representing the Senior Notes (the “Global Note”) against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Senior Notes shall be made through the facilities of The Depository Trust Company.  The Global Note will be made available for inspection by the

Representatives not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

4. Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Senior Notes for sale to the public as set forth in the Time of Sale Information and Final Prospectus.  The Company acknowledges and agrees that the Underwriters may offer and sell Senior Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Senior Notes purchased by it to or through any Underwriter.

5. Agreements.  The Company agrees with the several Underwriters as follows:

(a) Filings with the Commission; Issuer Free Writing Prospectuses.  Prior to the termination of the offering of the Senior Notes, the Company will not (i) file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement or (ii) use, authorize, approve, refer to or file any Issuer Free Writing Prospectus, unless in each such case, the Company has furnished you a copy for your review prior to such filing, use, authorization, approval, or reference thereto, and the Company will not file any such proposed amendment or supplement or use, authorize, approve, refer to or file any Issuer Free Writing Prospectus to which you reasonably object.  Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Senior Notes, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, or (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Senior Notes for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(c) Subsequent Amendments and Supplements to Registration Statement and Final Prospectus.  If, at any time when a prospectus relating to the Senior Notes is required to be delivered under the Act (the “Prospectus Delivery Period”), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Delivery of Copies.  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the reasonable expenses of printing or other production of all documents relating to the offering.

(f) State Securities Law Compliance.  The Company will arrange, if necessary, for the qualification of the Senior Notes for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Senior Notes; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Senior Notes, in any jurisdiction where it is not now so subject.

(g) Clear Market.  Until the Business Day set forth on Schedule I hereto, the Company will not, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Senior Notes, commercial paper or other short-term debt).

(h) Delivery of Collateral Bonds.  The Company will issue and deliver the Collateral Bonds to the Senior Trustee as security for the Senior Notes in the manner described in the Final Prospectus.

(i) Use of Proceeds.  The Company will apply the proceeds from the sale of the Senior Notes in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, Time of Sale Information and Final Prospectus.

(j) Retention of Free Writing Prospectuses.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

(k) No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Senior Notes.

6. Certain Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)           It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 1(f) or Section 5(a) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company.

(b)           It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7. Conditions to the Obligations of the Underwriters.  The obligations of each Underwriter to purchase the Senior Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Time of Sale, the date hereof, and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) Each Preliminary Prospectus, Issuer Free Writing Prospectus and the Final Prospectus and any required supplement thereto, if any, shall have been filed in the manner and within the time period required by Rule 424(b) or Rule 433; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The Company shall have requested and caused Foley & Lardner LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, Time of Sale Information and Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing or active status as a foreign corporation under the laws of Michigan and Iowa; the Company is a “public utility company,” as such term was formerly defined under the Public Utility Holding Company Act.

(ii) All of the Company’s issued and outstanding shares of common stock are owned of record by Integrys; the Company’s authorized preferred stock is as set forth in the Registration Statement, Time of Sale Information and Final Prospectus; to the knowledge of such counsel, except as set forth in the Registration Statement, Time of Sale Information and Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(iii) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Time of Sale Information and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Time of Sale Information and Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

(iv) The Registration Statement has become effective under the Act; any required filing of any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) or Rule 433 has been made in the manner and within the time period required by Rule 424(b) or Rule 433; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or threatened against the Company or in connection with the offering, and the Registration Statement, any Preliminary Prospectus and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder.

(v) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(vi) This Agreement has been duly authorized, executed and delivered by the Company.

(vii) The Senior Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to the Bankruptcy Exceptions; the Senior Indenture has been duly qualified under the Trust Indenture Act; the Senior Indenture conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Final Prospectus.

(viii) The Senior Notes have been duly authorized and executed by the Company, and when authenticated by the Senior Trustee in accordance with the provisions of the Senior Indenture and delivered and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits and security provided by the Senior Indenture and enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to the Bankruptcy Exceptions; the Senior Notes conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Final Prospectus.

(ix) The Mortgage Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding instrument, enforceable against the Company in accordance with its terms, except as the same may be limited by the laws of the States of Wisconsin, Michigan and Iowa affecting the remedies for the enforcement of the security provided for therein (which laws do not in such counsel’s opinion make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Mortgage Indenture conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Final Prospectus.

(x) The Collateral Bonds have been duly authorized and executed by the Company and, when authenticated by the Mortgage Trustee in accordance with the provisions of the Mortgage Indenture, and issued, pledged and delivered to the Senior Trustee pursuant to the Senior Indenture as security for the Senior Notes, will constitute valid and legally binding obligations of the Company, secured by the lien of, and entitled to the benefits provided by, the Mortgage Indenture, equally and ratably with all other bonds of the Company duly issued and outstanding under the Mortgage Indenture, and will be enforceable against the Company in accordance with their terms, except as the same may be limited by the laws of the States of Wisconsin, Michigan and Iowa affecting the remedies for the enforcement of the security provided for therein (which laws do not in such counsel’s opinion make such remedies inadequate for the realization of the benefits of such security) and by the Bankruptcy Exceptions; the Collateral Bonds conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and Final Prospectus.

(xi) The Company has good and marketable title to the real and fixed properties described in the Mortgage Indenture (other than properties disposed of and released thereunder and lands described as held only under flowage rights) free and clear of all liens, charges and encumbrances against the same prior to or on a parity with the lien of the Mortgage Indenture, except for and subject only to permissible encumbrances as defined in the Mortgage Indenture and to such exceptions, defects and qualifications as in such counsel’s opinion do not materially affect the security for the Collateral Bonds or the Company’s title to or its right to use such properties in the conduct of its business; the Mortgage Indenture constitutes a valid and direct first lien upon all real and fixed property and governmental licenses and permits owned by the Company (including its interests as tenant-in-common), except property specifically excepted from the Mortgage Indenture by the terms thereof, subject to no liens or encumbrances prior to or on a parity with the lien of the Mortgage Indenture, except permissible encumbrances as defined in the Mortgage Indenture; and the description in the Mortgage Indenture of said property is adequate to constitute the Mortgage Indenture a lien thereon. No examination of title covering rights-of-way for transmission and distribution lines has been made inasmuch as the Company has been advised that the expense incident to the obtaining of abstracts or certificates of title and of examinations in respect thereto would be in excess of the cost of reacquiring by condemnation or purchase, possession and use of such parts of such rights-of-way as might be held under defective titles, and accordingly, such opinion does not cover such rights-of-way.  Such counsel has relied on certificates of officers of the Company to the effect that certain parcels described in the Mortgage Indenture are rights-of-way and that certain parcels are not required as an integral part of the Company’s properties or are not indispensable to its operations. All real property hereafter acquired by the Company and located in counties in which the Mortgage Indenture shall be of record will, upon acquisition, become subject to the lien of the Mortgage Indenture, subject, however, to permissible encumbrances and liens (as defined in the Mortgage Indenture), any liens existing or placed thereon at acquisition and any liens which might intervene prior to the filing or recording of the instrument containing a sufficient legal description confirming of record that such property is subject to the lien of the Mortgage Indenture, except as the existence or validity of the lien of the Mortgage Indenture may be affected by the application of Sections 547 and/or 552 of the U.S. Bankruptcy Code or by analogous provisions of applicable state insolvency laws.

(xii) The Mortgage Indenture has been duly recorded or filed for record in each county in the States of Wisconsin, Michigan and Iowa where any real properties described in such instrument are located and in all other places required by law in order to perfect the lien upon the property described in the Mortgage Indenture.

(xiii) The Company has statutory authority, franchises, and consents free from burdensome restrictions and adequate for the conduct of the business in which it is engaged as described in the Registration Statement, Time of Sale Information and Final Prospectus, except to the extent that the absence of such statutory authority or the failure to obtain such franchises or consents would not, singly or in the aggregate, (A) affect the security for the Collateral Bonds, or (B) have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus.

(xiv) The issuance and delivery by the Company of the Collateral Bonds to the Senior Trustee constitute a sale by the Company of the Collateral Bonds to the Senior Trustee as of the Closing Date or, if not a sale, the grant by the Company to the Senior Trustee of a perfected security interest in the Collateral Bonds for the benefit of the holders of the Senior Notes.

(xv) The Company is not and, after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Registration Statement, Time of Sale Information and Final Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(xvi) The Public Service Commission of Wisconsin has duly authorized the issuance and sale by the Company of the Senior Notes and the issuance and pledge of the Collateral Bonds on the terms set forth in the Final Prospectus and this Agreement, and such authorization is, to the knowledge of such counsel, in force and effect and sufficient for the issuance and sale of the Senior Notes to the Underwriters and the issuance and pledge of the Collateral Bonds to the Senior Trustee.  No consent, approval, authorization, filing with or order of any court or other governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Senior Notes by the Underwriters in the manner contemplated herein and in the Registration Statement, Time of Sale Information and Final Prospectus.

(xvii) The execution and delivery of this Agreement, the Senior Indenture or the Supplemental Indenture to the Mortgage Indenture, the issuance and sale of the Senior Notes, the issuance and pledge of the Collateral Bonds, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will not conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company (or constitute an event which with notice, lapse of time, or both would result in any breach, violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company) pursuant to (i) the Restated Articles of Incorporation or By-laws of the Company, each as amended to date, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument (other than the lien of the Mortgage Indenture) known to such counsel to which the Company is a party or bound or to which its property is subject, (iii) any statute, law, rule, or regulation applicable to the Company, or (iv) any judgment, order or decree known to such counsel and applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

(xviii) The documents incorporated by reference in the Time of Sale Information and the Final Prospectus or in any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(xix) To the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of the Company’s independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Final Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Final Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the Effective Date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the Effective Date), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale (which counsel may assume to be the date hereof) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus or any amendment or supplement thereto as of its date and the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial  statements and other financial information contained therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel (A) may rely as to matters involving the application of laws of any jurisdiction other than the State of Wisconsin or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) may rely, as to matters of fact, to the extent they deem proper,  on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.  References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

The opinion of Foley & Lardner LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(c) The Representatives shall have received from Schiff Hardin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Senior Notes, the issuance and pledge of the Collateral Bonds, the Senior Indenture, the Mortgage Indenture, the Registration Statement, the Time of Sale Information and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and a senior financial or accounting officer of the Company satisfactory to the Representatives, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, Time of Sale Information, Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement that are qualified by materiality are true in all respects, as so qualified, on and as of the Closing Date with the same effect as if made on the Closing Date and the representations and warranties that are not qualified by materiality are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or, to the Company’s knowledge,  threatened;

(iii) subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (1) no downgrading has occurred in the rating accorded the Senior Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) in the Exchange Act and (2) no such organization has publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Senior Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading); and

(iv) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(e) On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date.

(f) Subsequent to the execution and delivery of this Agreement, no event or condition of the type described in Section 1(ll) hereof shall have occurred or shall exist, which event is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impractical or inadvisable to proceed with the offer, sale or delivery of the Senior Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(g) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Senior Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Senior Notes or of any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(h) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the offer, sale or delivery of the Senior Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the offer, sale or delivery of the Senior Notes.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Foley & Lardner LLP, counsel for the Company, at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, on the Closing Date, or at such other place as may be agreed upon by the Company and the Underwriters.

8. Reimbursement of Underwriters’ Expenses.  If the sale of the Senior Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Senior Notes.

9. Indemnity and Contribution.

 (a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Final Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following information included in the Preliminary Prospectus and Final Prospectus: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting;” the information contained in the seventh and eighth paragraphs (relating to stabilization, short positions and penalty bids) under the caption “Underwriting;” and the information contained in the last paragraph (relating to certain transactions by the Underwriters) under the caption “Underwriting.”

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Senior Notes and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate offering price of the Senior Notes.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Senior Notes exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)           Non-Exclusive Remedies.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Default by an Underwriter.

(a) If any one or more Underwriters shall fail to purchase and pay for any of the Senior Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, subject to Sections 7 and 11, the remaining Underwriters shall be obligated severally to take up and pay for (in such respective proportions as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, in such respective proportions that the principal amount of Senior Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Senior Notes set forth opposite the names of all the remaining Underwriters) the Senior Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Senior Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Senior Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Senior Notes, and if such nondefaulting Underwriters (together with substituted Underwriters selected by the Representatives with the approval of the Company or selected by the Company with the approval of the Representatives) do not purchase all the Senior Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

(b) The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the like effect as if such substituted Underwriter had originally been named in Schedule II.

11. Termination.

(a) This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Senior Notes, if at any time prior to such time (i) there has been any material adverse and unfavorable change, financial or otherwise (other than as disclosed in the Registration Statement, Time of Sale Information and Final Prospectus (exclusive of any supplement thereto)), in the operations, business condition or prospects of the Company and its subsidiaries taken as a whole, which would, in the Representatives’ judgment or in the judgment of a group of Underwriters who have agreed to purchase in the aggregate at least 50% of the Senior Notes, make it impracticable to offer, sell or deliver the Senior Notes, (ii) there shall have occurred any downgrading, or any notice shall have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, (iii) trading in Integrys’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by Federal, New York State or Wisconsin authorities or a material disruption in clearance or settlement systems in the United States securities markets shall have occurred, (v) there shall have occurred a material adverse change in the financial markets the effect of which is to make it impracticable to proceed with the offer, sale or delivery of the Senior Notes as contemplated by the Time of Sale Information and Final Prospectus (exclusive of any supplement thereto), or (vi) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, act of terrorism or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives impractical or inadvisable to proceed with the offer, sale or delivery of the Senior Notes as contemplated by the Time of Sale Information and Final Prospectus (exclusive of any supplement thereto).

(b) If the Representatives or any group of Underwriters elects to terminate this Agreement as provided in this Section 11, the Company and each other Underwriter shall be notified promptly by means set forth in Section 14.

12. No Fiduciary Relationship.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Senior Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

13. Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Senior Notes.  The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

14. Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered to each of the Representatives at the addresses or facsimile numbers listed on Schedule I and, if faxed, confirmed to the address indicated; or, if sent to the Company, will be mailed or delivered to Wisconsin Public Service Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin, 53407, Attention: William J. Guc, Wisconsin Public Service Corporation (fax no.: (920) 433-1693) and, if faxed, confirmed to the address indicated above.

15. Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16. Applicable Law.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Counterparts.  This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard from of telecommunications), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date, including any documents incorporated by reference therein, as provided in the third paragraph of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Milwaukee, Wisconsin.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean (i) each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective, and (ii) date on which information omitted from a Base Prospectus included in the Registration Statement in reliance on Rule 430B is first deemed to be part of and included in the Registration Statement pursuant to Rule 430B(f).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean a prospectus consisting of the prospectus supplement relating to the Senior Notes that is first filed pursuant to Rule 424(b) after the execution of this Agreement and the Base Prospectus, including any documents incorporated by reference in such prospectus, as provided in the third paragraph of this Agreement.

“Preliminary Prospectus” shall mean any prospectus consisting of a preliminary prospectus supplement to the Base Prospectus which describes the Senior Notes and the offering thereof and the Base Prospectus, including any documents incorporated by reference therein as provided in the third paragraph of this Agreement, that is used prior to filing of the Final Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Time of Sale and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective after the Time of Sale but prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be, and shall include any documents incorporated by reference therein, as provided in the third paragraph of this Agreement.

“Rule 134”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A”, “Rule 430B”, “Rule 430C”, “Rule 433”, “Rule 436” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

WISCONSIN PUBLIC SERVICE
    CORPORATION

By: /s/ William J. Guc
Name:  William J. Guc
Title:     Treasurer

Accepted:  November  26 , 2012

J.P. MORGAN SECURITIES LLC

By: /s/ Robert Bottamedi
Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH
                          INCORPORATED

By: /s/ Brant Meleski
Authorized Signatory

SCOTIA CAPITAL (USA) INC.

By: /s/ Paul McKeown
Authorized Signatory

WELLS FARGO SECURITIES, LLC.

By: /s/ Carolyn Hurley
Authorized Signatory

Each for itself and the other
several Underwriters
listed in Schedule II hereto.

Schedule I

Underwriting Agreement dated November 26, 2012

Registration Statement File No.:	333-177682

Representatives:                               J.P. Morgan Securities LLC
   as Joint Book-Running Manager
383 Madison Avenue
New York, New York  10179
Attention:  Investment Grade Syndicate Desk-3rd Floor
Fax No.:  212-834-6081

Merrill Lynch, Pierce, Fenner & Smith Incorporated
   as Joint Book-Running Manager
50 Rockefeller Plaza
NY1-050-12-01
New York, New York  10020
Attention:  High Grade Transaction Management/Legal
Fax No.:  646-855-5958

Scotia Capital (USA) Inc.
   as Joint Book-Running Manager
1 Liberty Plaza, 25th Floor
165 Broadway
New York, New York  10006
Attention:  Fixed Income Syndicate
Fax No.:  212-225-6550

Wells Fargo Securities, LLC
   as Joint Book-Running Manager
301 South College Street, 6th Floor
Charlotte, North Carolina  28202
Attention:  Transaction Management
Fax No.:  704-383-0165

Title, Purchase Price and Description of Senior Notes:

Title:	Senior Notes, 3.671% Series Due December 1, 2042

Principal amount:                  $300,000,000

Purchase price (include
accrued interest or
amortization, if any),
net of underwriting
commission:                          $297,375,000

Sinking fund provisions:       None

Redemption provisions:
The Senior Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at a price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate as defined in the Prospectus Supplement and Supplemental Indenture to the Senior Indenture for the Senior Notes plus 15 basis points, plus in each case accrued interest to the date of redemption.

Other provisions:
None other than those set forth in the Senior Indenture and substantially in the form set forth in the Supplemental Indenture to the Senior Indenture incorporated by reference as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (Reg. No. 333-177682).

Closing Date, Time and Location:	December 3, 2012 at 9:00 a.m. at the offices of Foley & Lardner LLP, Milwaukee, Wisconsin

Date referred to in Section 5(g) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: December 3, 2012.

Schedule II

Underwriters	Principal Amount of Senior Notes to be Purchased

J.P. Morgan Securities LLC	$60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	60,000,000
Scotia Capital (USA) Inc.	60,000,000
Wells Fargo Securities, LLC	60,000,000
Fifth Third Securities, Inc.	15,000,000
Mizuho Securities USA Inc.	15,000,000
PNC Capital Markets LLC	15,000,000
Wedbush Securities Inc.	15,000,000
Total:	$300,000,000

ANNEX A

Time of Sale Information

Final Term Sheet relating to the Senior Notes, in the form attached as Annex B.

ANNEX B
Form of Term Sheet
Filed Pursuant to Rule 433
Registration No. 333-177682
November 26, 2012

PRICING TERM SHEET
(To Preliminary Prospectus Supplement dated November 26, 2012)
Issuer:	Wisconsin Public Service Corporation
Security:	Senior Notes, 3.671% Series Due December 1, 2042
Expected Ratings:*	Aa3/A (Moody’s/Standard & Poor’s)
Size:	$300,000,000
Initial Public Offering Price:	100.000%
Maturity Date:	December 1, 2042
Treasury Benchmark:	2.750% due August 15, 2042
US Treasury Yield:	2.796%
Spread to Treasury:	+ 87.5 basis points
Re-offer Yield:	3.671%
Coupon:	3.671%
Make-Whole Call:	T+15 basis points
Interest Payment Dates:	June 1 and December 1 of each year, beginning June 1, 2013
Format:	SEC Registered
Denominations:	$1,000 and any integral multiple thereof
CUSIP/ISIN:	976843 BH4/US976843BH44
Trade Date:	November 26, 2012
Expected Settlement Date:	December 3, 2012 (T+5)
Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
Co-Managers	Fifth Third Securities, Inc. Mizuho Securities USA Inc. PNC Capital Markets LLC Wedbush Securities Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or e-mailing Merrill Lynch, Pierce, Fenner & Smith Incorporated at dg.prospectus_requests@baml.com; calling Scotia Capital (USA) Inc. (Fixed Income Syndicate) toll-free at 1-800-372-3930; or calling Wells Fargo Securities, LLC at 1-800-326-5897 or e-mailing Wells Fargo Securities, LLC at cmclientsupport@wellsfargo.com